United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 21, 2026

Date of Report (Date of earliest event reported)

AIMEI HEALTH TECHNOLOGY CO., LTD

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-41880	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 East 53rd Street, Suite 3001 New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

86-13758131392

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value $0.0001 per share	AFJK	The Nasdaq Stock Market LLC
Rights, exchangeable into one-fifth of one Ordinary Share	AFJKR	The Nasdaq Stock Market LLC
Units, each consisting of one Ordinary Share and one Right	AFJKU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 21, 2026, Aimei Health Technology Co., Ltd (the “Company”) received a letter (the “MVLS Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”), notifying the Company that, for the last 30 consecutive business days, the Company’s Market Value of Listed Securities (“MVLS”) was below $50,000,000, which is the minimum MVLS required for continued listing on The Nasdaq Global Market pursuant to Nasdaq Listing Rule 5450(b)(2)(A). On the same date, the Company received a separate letter (the “MVPHS Notice” and, together with the MVLS Notice, the “Notices”) from the Nasdaq Listing Qualifications Department, notifying the Company that, for the last 30 consecutive business days, the Company’s Market Value of Publicly Held Shares (“MVPHS”) was below $15,000,000, which is the minimum MVPHS required for continued listing on The Nasdaq Global Market pursuant to Nasdaq Listing Rule 5450(b)(2)(C). The Notices have no immediate effect on the listing of the Company’s ordinary shares, which will continue to be traded on The Nasdaq Global Market under the symbol “AFJK,” subject to the Company’s compliance with the other Nasdaq listing requirements.

In accordance with Nasdaq Listing Rule 5810(c)(3)(C), the Company is provided a compliance period of 180 calendar days from the date of the MVLS Notice, or until February 17, 2027, to regain compliance with the minimum MVLS requirement. If, at any time during this compliance period, the Company’s MVLS closes at $50,000,000 or more for a minimum of 10 consecutive business days, Nasdaq will provide the Company written confirmation of compliance and this matter will be closed. In accordance with Nasdaq Listing Rule 5810(c)(3)(D), the Company has a compliance period of 180 calendar days from the date of the MVPHS Notice, or until February 17, 2027, to regain compliance with the minimum MVPHS requirement. If, at any time during this compliance period, the Company’s MVPHS closes at $15,000,000 or more for a minimum of 10 consecutive business days, Nasdaq will provide the Company written confirmation of compliance and this matter will be closed.

If the Company does not regain compliance with the minimum MVLS or MVPHS requirements before the expiration of the applicable compliance period, the Company will receive written notification that its securities are subject to delisting. Alternatively, the Company may consider applying to transfer its securities to The Nasdaq Capital Market, provided that it satisfies the applicable continued listing requirements of The Nasdaq Capital Market. The Company intends to monitor its MVLS and MVPHS and may consider available options to regain compliance with the applicable Nasdaq Listing Rules. There can be no assurance that the Company will successfully maintain the listing of its ordinary shares on The Nasdaq Global Market or, if transferred, on The Nasdaq Capital Market.

Item 9.01. Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File (formatted in Inline XBRL).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 25, 2026

Aimei Health Technology Co., Ltd

By:	/s/ Junheng Xie
Name:	Junheng Xie
Title:	Chief Executive Officer and Director
(Principal Executive Officer)

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